Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 15, 2012, with respect to the consolidated financial statements of CAMAC Energy Inc. and subsidiaries (the "Company")  included in, or made a part of, the Annual Report on Form 10-K of the Company for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

/s/ RBSM LLP

New York, New York

March 11, 2014